EXHIBIT 4.2

VOID AFTER 5 P.M. EASTERN TIME ON _______________, 2010

WARRANTS TO PURCHASE COMMON STOCK

NUMBER	__________ Class A Warrants

NWA-	CUSIP 67071X 11 8

NUVIM, INC.

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Class A Warrants (“CLASS A WARRANTS”) set forth above.  Each Class A Warrant, unless and until redeemed by the Company as provided in the Warrant Agreement, hereinafter more fully described (the “WARRANT AGREEMENT”), entitles the holder thereof to purchase from NuVim, Inc., a corporation incorporated under the laws of the State of Delaware (the “COMPANY”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement, at any time on or after the date on which the Class A Warrants begin to trade on the Pacific Exchange and before the close of business on _______________, 2010 (“EXPIRATION DATE”), one fully paid and non-assessable share of Common Stock, par value $0.00001 per share, of the Company (“COMMON STOCK”) upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office located at 6201 – 15th Avenue, Brooklyn, New York 11219, of American Stock Transfer & Trust Company, Warrant Agent of the Company (“WARRANT AGENT”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.  Each Class A Warrant initially entitles the holder to purchase one share of Common Stock for $4.50.  The number and kind of securities or other property for which the Class A Warrants are exercisable are subject to adjustment in certain events, such as mergers, splits, stock dividends, reverse splits and the like, to prevent dilution.  The Company may redeem any or all outstanding and unexercised Class A Warrants by giving not less than 30 days prior written notice at any time after the closing price of the Common Stock on the principal market or exchange on which it is traded has equaled or exceeded $6.00 per share on each of five consecutive trading days.  The Redemption Price is $0.25 per Class A Warrant  (subject to adjustments in the event of a stock split, dividend or the like). All Class A Warrants not theretofore exercised will expire on the Expiration Date.

          This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, dated as of _____________, 2005, between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof.  The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates.  Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at NuVim, Inc., 12 Route 17 North, Suite 210, Paramus, New Jersey  07652, Attention: Chief Financial Officer.

          The Company shall not be required upon the exercise of the Class A Warrants evidenced by this Warrant Certificate to issue fractions of Class A Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Warrant Agreement.

          In certain cases, the sale of securities by the Company upon exercise of Class A Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions.  The Company has agreed to use all commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Class A Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful.  However, the Company will not be required to honor the exercise of Class A Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful.  In certain cases, the Company may, but is not required to, purchase Class A Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Class A Warrants.

          This Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Warrant Certificate or Certificates evidencing in the aggregate the same number of Class A Warrants as the Warrant Certificate or Certificates so surrendered.  If the Class A Warrants evidenced by this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Certificates evidencing the number of Class A Warrants not so exercised.

          No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Class A Warrants evidenced by this Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Warrant Agreement.

          If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company’s Common Stock or other class of stock purchasable upon the exercise of the Class A Warrants evidenced by this Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

          Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Warrant Certificate that:

          (a)  this Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Warrant Agreement, and

          (b)  the Company and the Warrant Agent may deem and treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.  The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Class A Warrants evidenced by this Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Warrant Certificate pursuant to the Warrant Agreement shall have been paid, such tax being payable by the holder of this Warrant Certificate at the time of surrender.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

          WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

NUVIM, INC.

CORPORATE

LAWRENCE E. HICKS	SEAL	RICHARD P. KUNDRAT
1999

DELAWARE

SECRETARY		CHAIRMAN OF
THE BOARD OF
DIRECTORS

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY
          WARRANT AGENT

By:

Authorized Officer

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	— as tenants in common
TEN ENT	— as tenants by the entireties
JT TEN	— as joint tenants with rights of survivorship and not as tenants in common
COM PROP	— as community property

UNIF GIFT MIN ACT	—		Custodian

		(Cust)		(minor)

under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT	—		Custodian

		(Cust)		(minor)

under Uniform Transfers to Minors Act

(State)

FORM OF EXERCISE
(To be executed upon exercise of Warrant)

To:  NuVim, Inc.

          The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of NuVim, Inc. (“Common Shares”), as provided for therein, and tenders herewith payment of the purchase price in full in cash or by wire transfer, check, draft, money order or certified or bank cashier’s check in the amount of $___________.

          Please issue a certificate or certificates for such Common Shares in the name of the undersigned.  If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.

Name:

(Please Print Name and Address)

Address:

Signature:

Note: The above signature(s) must correspond with the name(s) on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

Date:	________________________________________

FORM OF ASSIGNMENT
(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder _________________________

(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

(Please Print Name and Address, including Zip Code)

Class A Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints ___________________________________ attorney to transfer this Warrant Certificate on the books of NuVim, Inc. with the full power of substitution in the premises.

Dated: _______________________________________

Signature:

(Signature(s) must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature(s) must be guaranteed in the usual manner.)

Signature(s) Guaranteed:

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.